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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported):
                                 August 27, 2002
                                 ---------------

                        LORAL SPACE & COMMUNICATIONS LTD.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)


 Islands of Bermuda                   1-14180                    13-3867424
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 (State or other                 (Commission               (IRS Employer Number)
 jurisdiction of                 File Number)                  Identification
 incorporation)

                         c/o Loral SpaceCom Corporation
                600 Third Avenue, New York, New York      10016
               --------------------------------------------------
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (212) 697-1105
                     --------------------------------------



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Item 5.  Other Events.
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             On August 27, 2002, Loral Space & Communications Ltd. ("Loral"),
announced that it had commenced an exchange offer for all of its outstanding shares of 6% Series C Convertible Redeemable Preferred Stock due 2006 and 6% Series D Convertible Redeemable Preferred Stock due 2007. Under the terms of the exchange offer, each share of Series C Preferred Stock and each share of Series D Preferred Stock may be exchanged by its holder for $1.92 in cash and 4 shares of Loral's common stock, par value $.01 per share. The exchange will expire at 12:00 a.m. (midnight), New York City time, on Wednesday, September 25, 2002, unless extended. For a full discussion of the terms and conditions of the exchange offer, please read the offer to exchange, the transmittal letter and the other exchange offer documents included in the Tender Offer Statement on Schedule TO filed herewith as exhibit 99.1

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.
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    (c)      Exhibits.

Exhibit 99.1 Tender Offer Statement on Schedule TO, filed with the Securities and Exchange Commission on August 27, 2002, relating to the 6% Series C Convertible Redeemable Preferred Stock due 2006 and the 6% Series D Convertible Redeemable Preferred Stock due 2007.

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                                   SIGNATURES


             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    LORAL SPACE & COMMUNICATIONS LTD.

                                    By: /s/ Avi Katz
                                       ----------------------------------
                                    Name: Avi Katz
                                    Title: Vice President and Secretary



Date: August 27, 2002